                                                                    Exhibit 12.1

Computation of Ratio of Earnings to Fixed Charges

                                           2001
                                          ------
Earnings:
    Total Earnings:                       $4,317

Fixed Charges:
    Interest charges                       4,682
    Rent expense                             711
                                          ------
Total Fixed Charges                        5,393
                                          ------

Earnings as adjusted                       9,710
                                          ------
Ratio of earnings to fixed charges           1.8
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